Exhibit 23.1

PRICEWATERHOUSECOOPERS PWC



                                            PricewaterhouseCoopers LLP
                                            Southwark Towers
                                            32 London Bridge Street
                                            London SE1 9SY
                                            Telephone +44 (0) 20 7583 5000
                                            Facsimile +44 (0) 20 7822 4852
                                            www.pwc.com/uk




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Granite Master Issuer Series 2006-3 US Prospectus Supplement dated September 15, 2006, comprising part of Granite Master Issuer plc Registration Statement on Form S-3 of our report dated March 9, 2006, except for the last paragraph of Note 51, as to which the date is March 29, 2006, relating to the financial statements of Barclays PLC and Barclays Bank PLC, which appears in the 2005 Annual Report to Shareholders of Barclays PLC, which is incorporated by reference in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2005. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus Supplement.

Yours faithfully

/s/ PRICEWATERHOUSECOOPERS LLC

PricewaterhouseCoopers LLP
London, England
September 15, 2006














PricewaterhouseCoopers LLP is e limited liability partnership registered in England with registered number OC3O3525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH.
Price waterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.